                                                                    EXHIBIT 4.16

                     PERPETUAL BANK, A FEDERAL SAVINGS BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                  UNDER SECTIONS 401(a) AND 4975(e)(7) OF THE
                    INTERNAL REVENUE CODE OF 1986, AS AMENDED

                         EFFECTIVE DATE: JANUARY 1, 1993

                                    ADOPTION

                                       OF

                     PERPETUAL BANK, A FEDERAL SAVINGS BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

         The Board of Directors of Perpetual Bank, a Federal Savings Bank (the "Company"), has, on Oct 15, 1993, adopted this Employee Stock Ownership Plan ("Plan"), attached hereto and made a part hereof. The Company intends this Plan and the Trust to be a qualified stock bonus plan under Section 401(a) of the Code and an employee stock ownership plan within the meaning of Section 407 (d)
(6) of ERISA and Section 4975(e)(7) of the Code. The Plan is intended to have its assets invested primarily in qualifying employer securities of one or more employers within the meaning of Section 407(d)(3) of ERISA, and to satisfy any requirement under ERISA or the Code applicable to such a plan. Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminating manner.

         IN WITNESS WHEREOF, the Company has caused this Plan to be adopted and has accepted the duties and responsibilities of Plan Administrator pursuant to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") this 15 th day of Oct , 1993

                                             PERPETUAL BANK, A FEDERAL
                                               SAVINGS BANK

                                             By: Robert W. Orr
                                                 ---------------------------
                                                 Robert W. Orr, President and
                                                  Managing Officer

                                             ATTEST:

                                             By: Sylvia B. Reed
                                                 ---------------------------
                                                 Sylvia B. Reed, Secretary

                                     Part I

                               Table of Contents

            Section Number                        Page
            --------------                        ----
1.  Definitions                                     1
2.  Eligibility                                    13
3.  Employer Contributions                         15
4.  Participants' Contributions                    17
5.  Allocation of Contributions                    17
6.  Allocation to Participants' Accounts           21
7.  Retirement                                     24
8.  In the Event of Disability                     29
9.  In the Event of Death                          30
10. In The Event of Termination of
    Employment or Change in Status                 31
11. Top Heavy Definitions and Rules                35
12. Administration of the Plan                     45
13. Management and Investment of Trust Assets      47
14. Obligations of the Employer                    50
15. Miscellaneous                                  50
16. Amendments                                     52
17. Suspension and Discontinuance                  53
18. Inclusion of Other Companies                   54

                                    SECTION 1

                                   Definitions

The following words and phrases used herein have the following meanings, unless a different meaning is plainly required by the context:

1.1 "Account" means the record of the Participant's interest in the Trust Fund, maintained by the Committee pursuant to Section 5.

1.1.1    "Anniversary Date" shall mean the last date of the Plan Year.

1.1.2 "Beneficiary" means the person or persons who are designated by a Participant to receive benefits payable under the Plan on the Participant's death. In the absence of any designation or if all the designated Beneficiaries shall die before the Participant dies or shall die before all benefits have been paid, the Participant's Beneficiary shall be his surviving spouse, if any, or his estate if he is not survived by a spouse. The Committee may rely upon the advice of the Participant's executor or administrator as to the identify of the Participant's spouse.

1.2      "Board of Directors" means the Board of Directors of the Company.

1.2.1 "Code" shall mean the Internal Revenue Code of 1986, as amended, together with regulations promulgated pursuant thereto.

1.3 "Committee" or "Administrative Committee" means the board appointed to manage and administer the Plan as provided in Section 12.

1.4 "Company" means Perpetual Bank, a Federal Savings Bank or successor entity that adopts this Plan and the corresponding Trust Agreement.

1.5 "Compensation" means the amount of the regular wages or salary, paid to an Employee by the Employer within a Plan Year beginning from the Employee's effective date of participation. Employer contributions for pensions, profit sharing or insurance benefits are excluded from compensation. Compensation shall include all elective contributions made by the Employer on behalf of the Employee that are not currently includable in the gross income of the Employee by reason of Sections 125,

         402(a)(8) or 402(b)(1). Only the first $200,000 (or such larger amount as determined by regulations under 415(d) and 416 of the Code) of the Participant's annual compensation shall be treated as Compensation for purposes of the Plan.

1.6      "Determination Date" means:

         (a)      the last day of the preceding Plan Year, or

         (b)      in the case of the first Plan Year, the last day of such Plan
         Year.

1.6.1 "Disability" means only a disability which renders the Participant totally unable, as a result of bodily or mental disease or injury, to perform any duties for an Employer for which he is reasonably fitted, which disability is expected to be permanent or of long and indefinite duration. However, this term shall not include any disability directly or indirectly resulting from or related to habitual drunkenness or addiction to narcotics, a criminal act or attempt, service in the armed forces of any country, an act of war, declared or undeclared, any injury or disease occurring while compensation to the Participant is suspended, or any injury which is intentionally self-inflicted. Further, this term shall apply only if (i) the Participant is sufficiently disabled to qualify for the payment of disability benefits under the federal Social Security Act or Veterans Disability Act, or
         (ii) the Participant's disability is certified by a physician selected by the Committee. Unless the Participant is sufficiently disabled to qualify for disability benefits under the federal Social Security Act or Veterans Disability Act, the Committee may require the Participant to be appropriately examined from time to time by one or more physicians chosen by the Committee, and no Participant who refuses to be examined shall be treated as having a Disability. In any event, the Committee's good faith decision as to whether a Participant's Service has been terminated by Disability shall be final and conclusive.

1.6.2 "Early Retirement Date" means the date coinciding with or following the date on which a Participant or Former Participant attains the age of 59 1/2 and has completed at least 10 Years of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying the later of the above requirements if still employed at his Early Retirement Age.

         A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under this Plan.

1.7      "Effective Date" of the Plan means January 1, 1993.

1.7.1 "Eligible Employee" means any Employee who has satisfied the provisions of Section 2.1.

1.8 "Employee" shall mean any person who (a) is in the employment of the Employer, (b) whose wages from the Employer are subject to withholding for the purposes of Federal Income Taxes and the Federal Insurance Contribution Act. Employee shall mean any employee of the employer maintaining the plan or any other employer required to be aggregated under Section 414(b), (c), (m) or (o) of the Code.

         Employee also means an individual employed by a leasing organization who, pursuant to an agreement between an Employer and the leasing organization, has performed services for the Employer and any related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for more than one year, if such services are of a type historically performed by employees in the Employer's business field. However, such a "leased employee" shall not be considered an Employee if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, immediate full vesting, and an annual contribution of at least 10 percent of the Employee's Total Compensation, and (ii) leased employees do not constitute more than 20 percent of the Employer's total work force (including leased employees, but excluding Highly Compensated Employees and any other employees who have not performed services for the Employer on a substantially full-time basis for at least one year).

         Employee shall not include (a) any person who is paid by the Employer as an independent contractor, (b) any person who is included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more companies, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer or such companies. For this purpose, "Employee Representatives" will not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

1.8.1 "Employer" shall mean the Company and any company which is now, or shall in the future, be a subsidiary or affiliated company of the Company and which adopts this Plan.

1.9 "Entry date" means the first semi-annual date, January 1st or July 1st, after satisfying the eligibility requirement in Section 2.1. Additionally, the Committee may authorize a special entry date at any time for eligible participants, such as enrollment of all eligible participants following adoption of this Plan, but prior to the next regularly scheduled Entry Date.

1.9.1 "Exempt Loan" means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations, Section 54.4975-7(b) of the Treasury Regulations and the Trust Agreement.

1.9.2 "Forfeiture" shall mean that portion of a Participant's Account that is not vested, and occurs on the earlier of (a) the distribution of the entire vested portion of a Participant's Account, or (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-year Breaks in Service. The term "Forfeiture" shall also mean all amounts forfeited and/or reimbursed pursuant to section 15.8.

1.10 "Key Employee" shall mean any employee or former employee (and the beneficiaries of such employee) who at any time during the determination period was (a) an officer of the Employer if such individual's annual compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, (b) an owner (or considered an owner under Section 318 of the Code) of both more than a 1/2 percent interest as well as one of the ten largest interests in the Employer if such individual's compensation exceeds 100 percent of such dollar limitation, (c) a five-percent owner of the Employer, or (d) a 1 percent owner of the Employer who has an annual compensation of more than $150,000. The determination period is one Plan Year containing the determination date and the four preceding Plan Years.

         The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

1.11     "Limitation Year" means the Plan Year.

1.12 "Loan Suspense Account" shall mean an account in which Qualifying Employer Securities are held and which have not been allocated to Participants' Accounts because they were purchased with borrowed funds pursuant to the provisions of Section 13.4 hereof or transferred to such account pursuant to the terms hereof.

1.13 "Non-Key Employee" is an Employee who is not a Key Employee. Non-Key Employees shall include Employees who are former Key Employees.

1.13.1 "Late Retirement Date" means the Anniversary Date coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

1.14 "Normal Retirement Age" shall mean the date a Plan participant, if still an Employee, attains at least age 65.

1.15 "Normal Retirement Date" shall mean the first day of the month coincident with, or next following, the date upon which a Participant attains his Normal Retirement Age.

1.16 "Participant" means an Employee who is included in the Plan as provided in Section 2.1.

1.17 "Participant's Account" means a separate account, maintained in the aggregate by the Committee, for each Participant with respect to his total interest in the Plan and Trust.

1.18 "Permissive Aggregation" shall consist of the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required Aggregation Group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code.

1.19 "Plan" means the Employee Stock Ownership Plan ("ESOP") as set forth herein meeting the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11, as they may hereafter be amended from time to time.

1.20     "Plan Year" means the 12 month period ending December 31 of each year.

1.21 "Pregnancy or Child Care Leave of Absence" shall mean, with respect to a Plan Year commencing on or after July 1, 1984, a compensated or uncompensated leave of absence of fixed or indefinite duration granted to an Employee by the Employer pursuant to a written request which is submitted to the Employer by the Employee no later than thirty (30) days prior to the first day of the proposed leave of absence that is sought because of the pregnancy of the Employee, because of the birth of a child of the Employee, because of the Placement of a child with the Employee in connection with the adoption of such child by such Employee or for the purpose of enabling the Employee to care for a child for a period beginning immediately after the birth of such child to the Employee or the placement of such child with the Employee, for an absence of not more than two (2) consecutive calendar years in duration which, upon his or her return to the employ of the Employer, the Employee demonstrates to the satisfaction of the Employer to have been for one of the four (4) aforementioned purposes.

1.22 "Qualified Domestic Relations Order" shall mean a judgment, decree or order (including an approval of a property settlement agreement) that relates to the provision of child support and/or alimony payments or marital property rights to a Spouse, former Spouse, child or other dependent of a Participant, that is made pursuant to a domestic relations law (including a community property law) of a state, that creates or recognizes the right of an alternative payee, or assigns to an alternative payee the right, to receive all or a portion of the Benefit payable to the Participant under the Plan, that sets forth the specific information required by Section 414(p)(2) of the Code to be included therein and that does not alter the amount or form of the Benefit otherwise payable to the Participant under the Plan.

1.23 "Required Aggregation Group" means all plans of the Employer in which a Key Employee is a participant (in the Plan Year containing the Determination Date or any of the four preceding Plan Years) and all plans that enable such plan to satisfy the coverage and anti-discrimination requirements of Section 401(a)(4) or 410(b) of the Code. All employers aggregated under Section 414(b), (c) or (m) are considered a single employer for the purposes of this plan. The Required Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

1.24 "Service" means any computation period during which an employee was in the employment of the Company or any period for which credit is required to be given pursuant to Section 414 of the Code with respect to one or more predecessor or affiliated entities of the Company. It shall include any period during which an Employee is on leave of absence authorized by his Employer in accordance with the provisions of this section. All leaves of absence shall be granted in a uniform and non-discriminatory manner to all Employees in similar circumstances.

         (a) Any Participant who leaves the active Service of the Employer to enter the Armed Forces of the United States of America during a period of national emergency or compulsory military service law of the United States of America shall be deemed to be on leave of absence during the period of his service in such Armed Forces and during any period after his discharge from such Armed Forces in which his re-employment rights are guaranteed by law.

         (b) "Year of Service" shall mean any computation period during which an Employee has one thousand (1,000) or more Hours of Service as described in Paragraph 1.24(g).

         (c) "Hour of Service" shall mean each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

                  Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

                  Each hour of service for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

                  For purposes of Hours of Service credited for periods during which no duties were performed, the method of determining the number of hours to be credited and the method of crediting such hours to the Computation period shall conform to the requirements set forth in Dept. of Labor Regs. Secs. 2530.200(b)-2(b) and (c).

                  Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m)), a controlled group of corporations (under Section 414(b)), or a group of trades or businesses under common control (under
                  Section 414(c)), of which the adopting Employer is a member.

                  Hours of Service will also be credited for any individual considered an Employee under Section 414(n).

                  Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual, but for such absence, or in any case in which such hours cannot be determined, eight (8) hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of a birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (a) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (b) in all other cases, in the following computation period.

         (d) "Benefit Accrual Computation Period" shall be defined as the Plan Year.

         (e)      "Vesting Computation Period" shall be the Plan Year.

         (f) Except as otherwise provided above, any year in which an Employee works more than five hundred (500) Hours of Service, but less than one thousand (1,000) Hours of Service shall not be recognized as Service, but this shall not be a Break in Service. Any computation period in which an Employee works five hundred (500) Hours of Service or less, shall constitute a Break in Service.

         (g) Year of Service: A Year of Service for purposes of determining an Employee's Eligibility to Participate in the Plan shall be defined as a twelve consecutive month period during which the Employee completes at least 1,000 Hours of Service. The initial eligibility computation period is the twelve consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer. Succeeding eligibility computation periods shall commence with the first plan year which commences prior to the first anniversary of the Employee's initial eligibility computation period regardless of whether the Employee is entitled to be credited with 1,000 hours of Service curing his initial eligibility computation period. For vesting purposes, an Employee will be credited with Years of Service from the date the Employee first performs an Hour of Service for the Employer.

         (h) In the event that an Employee who incurred a Break in Service is subsequently re-employed, his Years of Service shall be cumulative for vesting purposes, except that if the Employee, at the time of his Break in Service, had no vested interest and the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five or the number of pre-break Years of Service, Years of Service prior to such Breaks in Service shall be disregarded. The same provision shall apply in the case of an Employee whose Service has been broken because he worked less than five-hundred (500) hours in a given year when he resumes working at least one thousand (1,000) hours per year.

         (i) All services with any employer aggregated under Section 414(b), (c), or (m) of the Code will be considered Service with the Employer maintaining the Plan. In case of an individual deemed under Section 414 (n) of the Code to be the Employee of any Employer described in the previous sentence, Service with such Employer must be credited to such individual.

1.25 "Spouse" shall mean the lawful husband or wife of a Participant on the date specified.

1.26 "Super Top-Heavy" shall mean a Top-Heavy Plan under which the present value of accrued benefits and account balances for all Key Employees exceeds 90% of the present value of accrued benefits and account balances for all Employees.

1.27 "Taxable Year" means, with respect to each employing Employer participating in the Plan, the calendar or fiscal year as may be adopted by such Employer from time to time for Federal income tax purposes. The Taxable Year of the Plan and Trust shall be the Plan Year.

1.28 "Top-Heavy Plan" shall mean a plan (including plans of the Required Aggregation Group) in which the ratio of Account balances for Key Employees to the accounts for all Employees (including beneficiaries but excluding former key Employees) exceeds 60%. All distributions that were made during the five year period ending on the most recent Determination Date must be taken into account. Also Employee contributions, whether mandatory or voluntary, must be taken into account except for deductible Employee contributions. In the event there is more than one plan, the Top-Heavy ratios shall be consolidated by adding together the numerator and then adding together the denominator to form one ratio.

1.29 "Total Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing any gainful occupation and which condition constitutes total disability under the Federal Social Security Acts.

1.30 "Trust Fund" means the fund or funds described in Section 13, and maintained in accordance with the terms of the Trust Agreement or Agreements set forth in Part II of this Plan or otherwise created by the Board.

1.30.1 "Trustee(s)" shall mean the person(s), or corporation(s), accepting the appointment of Trustee(s) and acting as such, including any successor Trustee(s), pursuant to the Trust Agreement or Agreements.

1.31 "Valuation Date" means the last day of the Taxable Year of the Trust Fund. The fair market value of the assets in the Trust Fund as of any valuation date shall be determined as of the close of business on such date, or, if such date is not a business day, as of the close of business on the next preceding business day. On the

         Valuation Date the Account balances are valued to determine if the Plan is Top-Heavy. The Valuation Date shall also be the Determination Date for Top-Heavy Plan calculations.

1.32 The masculine pronoun wherever used shall include the feminine pronoun and the singular shall include the plural.

1.33 "Qualifying Employer Securities" or "Company Stock" shall mean the shares of common stock of the Employer as described in Section 4975(e)(8) of the Code (or of a corporation which is a member of a controlled group with the Employer) which is readily tradeable on an established securities market; or if not readily tradeable, meets the following criteria:

         (a) is a common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of that class of common stock having the greatest voting power, and

         (b) that class of common stock having the greatest dividend rights.

                  Noncallable preferred stock shall be deemed to be "Qualifying Employer Securities" if such stock is convertible at any time into stock which constitutes "Qualifying Employer Securities" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.

1.34 "Acquisition Loan" shall mean an Exempt Loan (or other extension of credit) used by the Trust to finance the acquisition of Qualifying Employer Securities which loan may constitute an extension of credit to the Trust from a party in interest.

1.35 "Financed Shares" shall mean shares of Qualifying Employer Securities acquired by the Trust with the proceeds of an Acquisition Loan, whether or not pledged as collateral to secure the repayment of such Acquisition Loan.

1.36 "Total Distribution" shall mean a distribution to a Participant or a Participant's beneficiary, within one taxable year of such recipient, of the entire balance to the credit of the Participant.

1.37 "Other Investments Account" shall mean the account of a Participant which reflects his interest in the Plan attributable to trust assets other than Qualifying Employer Securities.

1.38 "Participant's Company Stock account" shall mean the Participant's account credited with Qualifying Employer Securities.

1.39 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

1.40     "ESOP" shall mean an Employee Stock Ownership Plan as defined in
         Section 4975(e)(7) of the Code.

1.41 "Qualified Participant" shall mean a Participant who has attained age 55 and who has completed at least ten years of participation in the Plan.

1.42 "Qualified Election Period" shall mean the six Plan Year period beginning with the Plan Year after the Plan Year in which the Participant first becomes a Qualified Participant.

1.43 "Highly compensated Employee" shall mean an Employee who during the Year or the preceding year was at any time a five percent owner of the Employer (as defined in Code Section 416(i)(1)(3)(i); received Compensation from the Employer in excess of $75,000; received Compensation from the Employer in excess of $50,000 and was a member of the group of the top twenty percent of the Employees when ranked on the basis of Compensation; or was at anytime an officer and received Compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the year.

1.44 "Family Member" shall mean an Employee who is the Employee's spouse, lineal ascendant or descendant, or spouse of such lineal ascendant or descendant, of an Employee who is a five percent owner of the Employer, or if not a five percent owner is a Highly Compensated Employee as defined in 1.43 of the Plan and is also in the group consisting of the ten (10) Highly Compensated Employees paid the greatest Compensation during the Year.

1.45 "Unallocated Company Stock Suspense Account" means an account containing Qualifying Employer Securities acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants' Accounts.

1.46 "Non-Highly Compensated Employee" shall mean an Employee who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

1.47 "Suspense Account" means the total forfeitable portion of all Former Participants' Accounts which has not yet become a Forfeiture during any Plan Year.

                                    SECTION 2

                                   Eligibility

         Eligibility Rules

2.1 Every Employee of the Employer shall become a Participant, if still an Employee, on the earlier of the Plan Effective Date or on the Entry Date as defined in Section 1.9 following:

         (a)      His attainment of age 21, and

         (b) His completion of one (1) Year of Service for eligibility purposes.

         A rehired Employee who was a former Participant, shall become a Participant upon his date of rehire.

         Notwithstanding the foregoing, no Employee shall participate in the Plan while he is actually employed by a leasing organization rather than the Employer.

2.2 A Participant shall be entitled to participate in the allocation of the Employer Contribution for the plan year in which he becomes a Participant. A Participant shall not be entitled to any interest in the Employer's Contribution for any plan year in which his Service shall have terminated for any reason prior to the last day of the plan year, except in the case of retirement, death or total disability.

2.3 Within sixty (60) days after the last day of the Plan Year, the Employer shall certify to the Committee in) writing such information from its records with respect to

         Employees as the Committee may require in order to determine the identity and interests of the Participants and otherwise to perform its duties hereunder.

         Any certification by the Employer of information to the Committee pursuant to this Plan shall, for all purposes of this Plan, be binding on all parties in interest, provided that whenever any Employee proves to the satisfaction of the Employer that his period of Service or his Compensation as so certified is incorrect, the Employer shall correct such certification. The Service of any Employee shall be determined solely by reference to the data certified to the Committee by the Employer.

         The determination of the Committee as to the identity of the respective Participants and as to their respective interests shall be binding upon the Employer, the Trustees, the Employees, the Participants and all Beneficiaries.

2.4 Whenever any Participant is transferred from one Employer who is a party to the Plan to another Employer who is party to the Plan, the Participant may continue on as a Participant in the Plan without any interruption as if the Participant had at all times been an Employee of the new employer; and in the event an affiliated company ceases to be an affiliated company for any reason whatsoever, has event shall not affect the continued participation in this Plan of any Participant who becomes an Employee of the Employer or any other affiliated company under this Plan, and the Committee shall transfer the Participant's account from the account of the withdrawing affiliated company to the Employer or new affiliated company. Affiliated company for the purposes of this section and elsewhere herein is defined as a company within a "Controlled Group of Corporations" as defined in Section 1563(a) of the Code.

         Cessation of Active Participation

2.5 A Participant who terminates employment with the Employer or suffers a Break-in-Service shall cease to be an active Participant in this Plan and his Employer contribution account shall be placed on inactive status. In such case, the inactive Participant shall not share in the Employer's contribution for that Plan year, but his accounts shall continue to receive income (loss) allocations. Thus, he shall remain a participant until his account balances have been distributed to him. Termination of employment may have resulted from voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with the Employer by the date on which an Authorised Leave of Absence expired.

         Excluded Employees

2.6 An Employee shall not participate in the Plan if he is included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more companies, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer. For this purpose, "Employee Representatives" will not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

                                    SECTION 3

                             Employer Contributions

         Amount of Employer Contributions

3.1      (a)      The amount to be contributed by the Employer shall be
                  determined annually by resolution of the Board of Directors of the Company, but not in excess of the maximum amount deductible under the applicable provisions of Section 404 of the Internal Revenue Code as in effect for such year.

         (b) The Committee shall maintain a separate Account for each Participant, to which it shall credit the Participant's share of the Employer contributions in accordance with Section 5, and which shall be revalued in accordance with Section 6.

         (c) The fact that the Employer may make no contribution hereunder for any Taxable Year shall not be deemed to terminate the Plan or the Trust created hereunder.

         Payment of Employer Contributions

3.2      (a)      The Employer's contributions for each Taxable Year shall
                  be paid directly to the Trustees. At the time of each such payment, the Employer shall notify the Committee of the amount of such contribution.

                  The Employer's contribution for any taxable year shall be paid in full as soon as practicable after the close of such year, but not later than the time prescribed by law for filing the Employer's Federal income tax return for such year (including extensions thereof).

         (b) Employer contributions will be paid in cash or Qualifying Employer Securities as the Company's Board of Directors may from time to time determine.

                  Shares of Qualifying Employer Securities will be valued at their then fair market value. However, to the extent that the Trust has current obligations, including amounts necessary to provide sufficient cash to pay any currently maturing obligations under an Acquisition Loan the Employer contributions will be paid to the Trust in cash subject to the discretion of the Company's Board of Directors. The Employer contribution will be paid to the Trust on or before the date required to make such contribution qualify as a deduction on the Employer's Federal Income Tax Return for the year.

         (c)      The Employer may make contributions to the Plan in whole or in part in the form of Qualifying Employer Securities, provided the Employer uses the fair market value of the securities as of the date such contribution is made, as determined by an independent appraiser meeting requirements similar to the requirements of the regulations prescribed under Sections 170(a)(l) and 401(a)(28)(C) of the Code engaged by the Committee. Such stock may be obtained from its own reserve or treasury stock, or it may be obtained from the open market.

         Payment of Administrative Expenses

3.3 The Employer also intends to provide all funds required for the administrative expenses of the Plan.

         Mistake in Fact

3.4 If, due to a mistake in fact, the Employer contributions to the trust funds made by the Employer for any Plan Year exceeds the amount to be contributed by it, notwithstanding any provision to the contrary, the Committee shall direct the Trustee, as soon as such a mistake in fact is discovered, to either segregate such amount and return such amount to the Employer within one year after the payment of the contribution or apply it towards the contribution of the Employer for the next Plan Year(s).

                                    SECTION 4

                           Participants' Contributions

4.1      No Employee Contributions shall be permitted under this Plan.

4.2 The Trustee shall not accept "Rollover Contributions" from any Participant.

4.3      The Trustee shall not make any loans to any participant from the Trust
         Fund.

                                    SECTION 5

                           Allocation of Contributions

         Allocation of Contributions

5.1      The Employer contribution for each Plan Year as determined under
         Section 3.1 shall be allocated by the Committee, as of the close of such Plan Year, to the Accounts of all Participants as defined in
         Section 2 as follows:

         The Employer contribution and forfeitures as provided in Sections 3.1 and 10.3, shall be allocated to each such Participant's Account in proportion to the ratio which his Compensation, as defined in paragraph 1.5, for the Plan Year bears to the total Compensation of all such Participants for the same period.

5.2      Limitations on Allocations of Contributions

         Compensation for purposes of this Section 5.2 and 5.3 shall mean the Participant's wages, salaries, fees for professional services and other amounts received for personal service actually rendered for the Employer maintaining the Plan, earned income in the case of an Employee described in Section 401(c)(1) of the Code, earned income from sources outside the United States (whether or not excludable or deductible), certain fringe benefits described in Sections 104(a)(3), 105(a) and 105(h) of the Code to the extent includable in gross income, certain moving expense reimbursements to the extent not deductible by the Participant, and the value of a non-qualified stock option or the amount described in Section 83(b) of the Code to the extent includable in gross income.

         Compensation shall not include contributions to a qualified plan, or to a simplified employee pension plan to the extent excludable by the Employee, nor amounts distributed from a qualified plan of deferred compensation, nor amounts realized from the exercise of a non-qualified stock option. In addition, certain other amounts which receive special tax benefits (such as premiums for group term life insurance not includable in the gross income of the Employee) shall not be considered compensation.

         Compensation for the purposes of this Section 5.2 and 5.3 for any Plan Year which shall consist of less than 12 months shall be reduced proportionately by that percentage that the Plan Year is reduced.

         (a) Contributions and other additions to a Participant's Account cannot exceed the lesser of (1) $30,000, or, if greater, 1/4 of the dollar limitation then in effect under Section 415(b)(l)(A) of the Code; or (2) 25% of the Section 415 Compensation paid to the Participant in that Plan Year. Notwithstanding the foregoing, the 25% of compensation limitation described in the immediately preceding sentence shall not apply to (1) any contribution for medical benefits (within the meaning of Section 40 (h) or Section 419A(f)(2) of the Code) after a participant's separation from service, which contribution is otherwise treated as an annual addition, or
                  (2) any amount otherwise treated as an annual addition under
                  Section 415(1)(1) or Section 419A(d)(2) of the Code. Annual additions to a Participant's Account for purposes of this limitation include in addition to the Employer contribution, any forfeitures allocated to Participant Accounts, and the amount of a Participant's total voluntary elective Contributions, plus any contributions to a similar Employer defined contribution plan, or any amounts described in Sections 415(1)(1) and 419(a) of the Code. The maximum amount of $30,000 shall be increased where allowed under ERISA and Internal Revenue Service regulations issued pursuant thereto, to reflect 25% of the defined benefit dollar limitation set forth in Section 415(b)(l) of the Code as in effect for the limitation year. In determining the above limitations, all defined contribution plans of the Employer shall be considered as one plan. If a Short Limitation Year is created during the first Plan Year or because of an amendment changing the Limitation Year to a different 12 consecutive month period, the maximum permissible amount will not exceed $30,000 (as may be adjusted as provided above) multiplied by the following fraction:
                  (Number of months in the Short Limitation Year) divided by 12.

         (b) Should not more than one-third of the Employer Contributions for a year which are deductible be allocated to Highly Compensated Employees, the above annual addition limits shall not include contributions which are applied by the Trustee to pay interest on an Acquisition Loan as defined in 1.34 of the Plan and charged to such Participant's account nor any Financed Shares which are allocated as forfeitures.

                  If there should be an excessive annual addition for any Participant's account, the excess shall be held in a suspense account and allocated in the subsequent Plan Year pursuant to Treasury Regulation Section 1.415-6(b)(6)(ii) .

5.3      Multiple Plan Reduction

         (a) If an Employee is a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year may not exceed 1.0. The defined benefit plan fraction for any year is a fraction (1) the numerator of which is the projected "annual benefit" of the Participant under the Plan (determined as of the close of the Plan Year), and (2) the denominator of which is the lesser of: (A) the product of 1.25 multiplied by the maximum dollar limitation in effect under Section 415(b)(l)(A) of the Code for such year, or (B) the product of 1.4 multiplied by the amount which may be taken into account under
                  Section 415(b)(l)(B) of the Code for such year.

                  The defined contribution plan fraction for any year is a fraction (1) the numerator of which is the sum of the "annual additions" to the Participant's Account as of the close of the Plan Year and (2) the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the Employer: (A) the product of 1.25 multiplied by the dollar limitation in effect under
                  Section 415(c)(l)(A) of the Code for such year (determined without regard to Section 415(c)(6) of the Code), or (B) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(l)(B) of the Code for such year.

         Top-Heavy Plans

         (b)      Notwithstanding the foregoing, for any Top-Heavy Plan Year,
                  1.0 shall be substituted for 1.25 unless the extra minimum allocation pursuant to Section 11.3 is being made. However, for any Plan Year in which this Plan is a Super Top-Heavy Plan, 1.0 shall be substituted for 1.25 in any event.

                  (i) Special Rule for Defined Contribution Fraction: At the election of the Administrator, in applying the provisions of Section 5.3 with respect to the defined contribution plan fraction for any Plan Year ending after December 31, 1982, the amount taken into account for the denominator for each Participant for all Plan Years ending before January 1, 1983 shall be an amount equal to the product of (a) the amount of the denominator determined under Section 5.4 for Plan Years ending before January 1, 1982, multiplied by
                           (b) the "transition fraction".

                           For purpose of the preceding paragraph, the term "transition fraction" shall mean a fraction (a) the numerator of which is the lesser of (1) $51,875 or
                           (2) 1.4 multiplied by twenty-five percent (25%) of the Participant's compensation for the Plan Year ending in 1981, and (b) the denominator of which is the lesser of (1) $41,500 or (2) twenty-five percent (25%) of the Participant's compensation for the Plan Year ending in 1981.

                  (ii) Excessive Benefit: If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any year for any Participant in this Plan, the Employer shall adjust the numerator of the defined contribution plan fraction so that the sum of both fractions shall not exceed 1.0 in any year for such Participant.

                  (iii) Limitation Year: For purposes of determining "annual additions", the Limitation Year shall be the Plan Year.

                  (iv) In the case of a group of employers which constitutes either a controlled group of corporations, trades or businesses under a common control (as defined in Section 1563(a) or Section 414(b) as modified by
                           Section 415(h) and Section 414(c) of the Code), or an affiliated service group (as defined by-Section 414
                           (m) of the Code), all such employers shall be considered as a single employer for purposes of applying the limitation of Section 415 of the Code.

                  (v) notwithstanding the foregoing or Section 5.3, the annual addition for any Limitation Year beginning before January 1, 1988 shall not be recomputed to treat all Employee Contributions as an Annual Addition.

                                    SECTION 6

6.1      Allocation To Participant's Accounts

         (a) The Qualifying Employer Securities Account maintained for each Participant will be credited annually with his allocable share of Qualifying Employer Securities (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust.

                  Financed Shares shall initially be credited to a "Loan Suspense Account" and shall be allocated to the Company Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants' Company Stock Accounts for each Plan Year shall be determined by the Plan Committee under either method (1) or
                  (2) below, as follows:

                  (1) General Method - The number of financed shares held in the loan suspense account immediately before the release for the current Plan Year shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal and interest paid on the acquisition loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that acquisition loan projected to be paid for all future Plan

                           Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current allocation date.

                  (2) Alternative Method - The Plan Committee may elect at the time an acquisition loan is incurred (or the provisions of the acquisition loan may provide) for the release of financed shares from the loan suspense account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the acquisition loan. This method may be used only to the extent that: (a) the acquisition loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (b) interest included in any payment on the acquisition loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and
                           (c) the entire duration of the acquisition loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the acquisition loan.

                  The Other Investments Account maintained for each Participant will be credited (or debited) annually with his share of any net income (or loss) of the Trust, and with his share of Employer Contributions in cash. It will be charged for its proportionate share of any cash payments made by the Trust for the purchase of Qualifying Employer Securities or the repayment of principal and interest on any Acquisition Loan.

         (b) The Trustee shall, as of each Valuation Date, adjust each Participant's Company Stock Account and Other Investments Account for transactions since the date of the preceding adjustment. Separate adjustments shall be made for each Participant's Account as follows:

                  (i) The number of shares of Qualifying Employer Securities in each Participant's Company Stock Account shall be the number of shares as of the date of the preceding adjustment, but increased by (A) Qualifying Employer Securities allocated to it pursuant to Section 5.1, (B) stock dividends on Qualifying

                           Employer Securities previously allocated to said Account, and (C) Qualifying Employer Securities acquired with funds from the corresponding Other Investments Account, and shall be decreased by distributions from said Account.

                  (ii) The fair market value of each Other Investments Account shall be the fair market value of assets in such Account as of the date of the preceding adjustment, but increased by (A) money allocated to it pursuant to Section 5.1, (B) dividends (other than Qualifying Employer Securities' dividends)' on Qualifying Employer Securities previously allocated to the corresponding Participant's Company Stock Account, and (C) investment gains; and shall be decreased by (1) distributions from said Account, (2) amounts used to acquire Qualifying Employer Securities for the corresponding Participant's Company Stock Account, and (2) investment losses.

                  For the purposes of the foregoing paragraph, the investment gain or loss in each Other Investments Account since the last adjustment shall be its pro rata share of the investment gain or loss of all assets in the Other investments Account based on the change in fair market value of assets therein since the last adjustment and computed in accordance with uniform valuation procedures established by the Trustee.

                  Shares of Qualifying Employer Securities held in the Loan Suspense Account and dividends paid thereon, funds borrowed for the purchase of Qualifying Employer Securities, and interest and all other costs attributable to the Loan Suspense Account shall be excluded for all purposes under this Section 6.1(b), except to the limited extent provided in Section 13.7, subparagraph 2.

6.2 As soon as practicable after each annual Valuation Date, the Committee shall advise each Participant of the amount then credited to his Account.

         Diversification of Participant Accounts

6.3 Each Qualified Participant shall be permitted to direct the Plan as to the investment of twenty-five percent (25%) of the value of the Participant's Account Balance attributable to Employer Securities. Such direction shall be made within the Qualified Election Period and shall be made no later than 90 days after the close of each Plan Year which occurs within the Qualified Election Period. In the case of the last Plan Year in which such direction may be made, the amount of permitted investment shall be increased to fifty percent (50%) of the Participant's Account.

6.4 The Qualified Participant may elect from the following options with respect to directing the investment of a portion of the account:

         1. The Plan shall distribute (without regard to the Distribution Limitations of Section 409(d) of the Code) the portion of the account that is covered by the election within 90 days after the last day of the period during which the election may be made; or

         2. In lieu of a distribution of the portion of the account that is covered by the election, the Qualified Participant may direct the Plan to transfer the amount to another qualified plan of the Employer which accepts such transfers, permits employee-directed investments and does not invest in Employer Securities to a substantial degree. Such transfer shall be made no later than ninety days after the last day of, the period ongoing which the election can be made; or

6.5 Notwithstanding the foregoing, any election under this Section 6 by a Qualified Participant which results in a distribution to such Participant shall be subject to the consent provisions of Section 9.4 and 10.5 of the Plan. If the consent is not secured, then amounts otherwise distributable under this Section will remain in the Plan.

6.6 Notwithstanding any other provision of this Plan, any distribution to a participant or beneficiary pursuant to this section 6 shall be subject to the provisions of section 10.9, herein, as applicable.

                                    SECTION 7

                                   Retirement

         Early and Normal Retirement

7.1 At the Normal Retirement Date or the Early Retirement Date, the Participant shall have a 100% nonforfeitable interest in his account. If a Participant defers his retirement beyond his Normal Retirement Date, he shall continue as a Participant until his actual retirement, but no distributions shall be made from his accounts until his actual retirement unless the Participant elects to withdraw all or part of his Company Contribution Account pursuant to this Section.

7.2 A Participant may elect an early retirement providing his Account is fully vested at that time. If he is not fully vested at the time and elects an early retirement, his vested portion of the Employer Contributions Account shall be available pursuant to Section 10.2.

7.3 If a Participant's employment terminates by reason of his retirement at his Normal Retirement Date or the Early Retirement Date, the total balance of his Account and Participant Contribution Account, as of the Valuation Date which coincides with or next follows the date of his retirement, shall be distributed to him in whole shares of Qualifying Employer Securities and any cash credited to his accounts. Any fractional share value shall be distributed to him in cash. If Qualifying Employer Securities are not available for purchase by the Trustees, then the Trustees shall hold such balance until Qualifying Employer Securities are acquired and then make the distribution.

         Notwithstanding the foregoing unless elected otherwise under the Plan, the distribution of such Participant's Account Balance attributable to Qualifying Employer Securities shall begin not later than one year after the close of the Plan Year in which the Participant attains his Normal Retirement Date or Early Retirement Date.

         If the Company's charter or bylaws restrict ownership of substantially all shares of Company stock to Employees and the Trust the distribution of a Participant's Company Stock Account may be made pursuant to
         Section 7.4 without granting the Participant the right to demand distribution in shares of Qualifying Employer Securities. The Employer, in its sole discretion, may provide for the distribution of a Participant's Company Stock Account in the following manner:

         (a)      a lump sum distribution, or

         (b) substantially equal, annual installments over a period not exceeding ten (10) years, or

         (c)      any combination of the foregoing.

         Unless otherwise elected by a Participant, the distribution of his account attributable to Employer Securities as well as other (diversified) investments shall commence not later than sixty (60) days after the Anniversary Date coinciding with or next following his Normal Retirement Age (or his termination of Service, if later). However, if the amount of a Participant's account attributable to both Employer Securities as well as other (diversified) investments cannot be ascertained by the Committee by the date on which such distribution should commence, or if the Participant cannot be located, distribution of his account shall commence within sixty (60) days after the date on which his Company Stock Account Value can be determined or after the date on which the Committee locates the Participant.

         Distributions of the Employer Securities otherwise required under this Section shall not include any Employer Securities acquired with the proceeds of any Acquisition Loan until the close of the Plan Year in which such loan is repaid in full except where no other Securities are available for such distribution.

7.4 Distributions of Employer Securities required pursuant to Section 7.3 shall be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under the provisions of Section 7.3. In no event will this Section be deemed to extend any otherwise required payment period as permitted under Section 401(a)(degree) of the Code and Section 7.6 of the Plan.

         Notwithstanding the foregoing, in the case of a Plan established and maintained by a bank, which is prohibited by law from redeeming or purchasing its own securities, Employer Securities will not be required to be distributed if the Participant is permitted to receive a distribution in cash.

         Any Participant who elected to diversify a portion of his account under section 6.3, shall not have the right to demand that portion be distributed in the form of Employer Securities.

7.5      Rights, Restrictions and Option on Company Stock

         (a)      Right of First Refusal

                  Shares of the Qualifying Employer Securities distributed by the Trustee shall be subject to a "right of first refusal." The right of first refusal shall provide that, prior to any subsequent transfer, such Qualifying Employer Securities must first be offered in writing to the Company, and then, if refused by the Company, to the Trust, at the then fair market value. The Company and the Committee (on behalf of the Trust) shall have a total of fourteen (14) days (from the date the Company receives the offer) to exercise the right of first refusal on the same terms offered by a prospective buyer. A Participant (or beneficiary) entitled to a distribution of Qualifying Employer Securities may be required to execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for such Securities.

                  Notwithstanding the foregoing, a "right of first refusal" shall not be permitted in the case of Qualifying Employer Securities which are publicly traded on an established securities market.

         (b)      Put Option

                  In the case of a distribution of Employer Securities which are not readily tradeable on an established securities market, the Plan shall provide the Participant with a put option that complies with the requirements of Section 409(h) of the Code.

                  The Company shall issue such a put option to each Participant receiving a distribution of Securities from the Trust subject to the availability of the retained earnings in such amount that complying with the put option shall not be ultravires. The put option shall permit the Participant to sell such Securities to the Company, at any time during two option periods, at the then fair market value as determined as of the most recent valuation date (prior to the exercise of such right) by an independent appraiser meeting requirements similar to the requirements of the regulations prescribed under Sections 170(a)(l) and 401(a) (28)(C) of the Code engaged by the Committee. The first put option shall be a period of sixty (60) days beginning on the date of distribution of Employer Securities to the Participant. The second put option period shall be a period of sixty (60) days beginning after the new determination of the fair market value of such Securities by the Committee in the next following Plan Year. The Committee may be permitted by the Company to direct the Trustee to purchase Qualifying Employer Securities tendered to the Company under a put option. The payment for such Securities sold pursuant to a put option shall be made in substantially equal, annual installments pursuant to
                  Section 7.3.

                  The Trust shall have the option to assume the rights and obligations of the Company at the time the Participant requires the purchase by the Company.

                  Such put option shall provide that if an Employee exercises the put option, the Company (or the Plan if the Trustee so elects), shall repurchase the Employer Securities as follows:

                  (1) If the distribution constitutes a Total Distribution, payment of the fair market value of a Participant's account balance shall be made in not more than five substantially equal annual payments. The first installment shall be paid no later than 30 days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days.

                  (2) If the distribution does not constitute a Total Distribution, the Plan shall pay the Participant an amount equal to the fair market value of the Employer Securities repurchased no later than 30 days after the Participant exercises the put option.

         (c)      Placement of Restrictions on Stock Certificates

                  Shares of Qualified Employer Securities held or distributed by the Trustee may include such legend restrictions on transferability as a Company may reasonably require in order to assure compliance with applicable Federal and State securities law and with the provisions of this paragraph. Except as otherwise provided in the Section, no shares of Qualified Employer Securities held or distributed by the Trustee may be subject to a put, call or other option or buy-sell or similar arrangement. The provisions of this Section shall continue to be applicable to shares of such Securities, even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

7.6      Late Retirement Payments

         Notwithstanding anything to the contrary, payment of a Participant's benefit will commence not later than April

         1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Each Participant may receive his or her benefits in a lump sum or installment payments, as stated in Section 7.3.

7.7      Minimum Amounts to be Distributed

         The minimum amount to be distributed each year must be not less than the lesser of the balance of the Participant's entire interest or an amount equal to the quotient obtained by dividing the Participant's entire interest in the plan at the beginning of the year by the life expectancy of the Participant or, if applicable, the joint life and last survivor expectancy of the Participant and Spouse or beneficiaries. A determination of life expectancy will be made in either case not later than the date the Participant reaches age 70 by use of the expected return multiples in Section 1.72-9 of the Income Tax Regulations, and such multiple may be recomputed each succeeding year.

                                    SECTION 8

                           In The Event Of Disability

8.1 In the event a Participant suffers a Total Disability, the total balance of his Participant Account, as of the Valuation Date which coincides with or next follows the determination of disability, shall become 100% vested and distributed to him in as nearly equal installments as possible over a period not to exceed the life expectancy of the Participant or the Participant and his Spouse commencing as of such Valuation Date. Such installments shall be paid as determined by the Committee, on a regular basis in accordance with Sections 7.3 and 7.4. In lieu thereof, the Committee may determine that such installments shall be paid over a shorter period, or that the total balance of the Participant's Account shall be distributed to him in one lump sum as of the Valuation Date which coincides with or next follows the determination of disability. As of any Valuation Date prior to the complete distribution of a Participant's Accounts in installments, the Committee may change from an installment basis of distribution to a lump sum distribution, in which event the remaining balance of a Participant's Accounts will be distributed to him as of such date in one lump sum.

8.2 Once each year the Committee may require any disabled Participant receiving a disability retirement benefit who has not reached his Normal Retirement date to submit evidence that he is still disabled.

                                   SECTION 9

                             In The Event Of Death

9.1 In the event of the death of a Participant prior to the distribution of the total balance of his Participant Account, the total balance of his Accounts, as of the Valuation Date which coincides with or next follows the date of his death, shall be immediately 100% vested and distributed in installments or in one lump sum to his primary beneficiary or, if the primary beneficiary does not survive the Participant, then to his secondary beneficiary, or if no beneficiary has been designated or survives, then to the Participant's estate as permitted under the provisions of Sections 7.3 and 7.4.

9.2 At any time during his life, a Participant shall be entitled to designate a beneficiary (including a secondary beneficiary, if the Participant so desires), to whom in the event of death the distribution provided herein shall be paid, by signing and filing with the Committee a written designation of beneficiary in such form as shall be required by the Committee. Any beneficiary so designated may be changed by the Participant at any time or from time to time during his life, by signing and filing with the Committee a written notification of change of beneficiary in such form as shall be required by the Committee. If the Participant is married, the designated beneficiary shall be the Participant's Spouse unless an election was made under Section 9.4.

9.3 In the event a married Participant dies while still employed by the Employer or before benefits commence to the Participant, the Participant's benefit must be paid to the Participant's surviving Spouse in a lump sum within five years or commence to be paid to the surviving Spouse in installments over a period not exceeding the Spouse's life expectancy. If a Participant dies and is not survived by a Spouse before distributions have commenced, the entire remaining interest must be distributed to the Participant's beneficiary or beneficiaries within five years.

         However, if distributions have commenced to the Participant before the Participant's death and such amounts are payable over a period not exceeding the joint life and last survivor expectancy of the Participant and the Participant's Spouse, distributions to the

         Participant's surviving Spouse, beneficiaries or estate may continue over the period selected by the Participant.

9.4 Qualified Election: A waiver of a qualified preretirement death benefit is provided for in Section 9. The waiver must be in writing and must be consented to by the Participant's Spouse with such waiver specifically acknowledging the non-spouse beneficiary or any subsequent change in a non-spouse beneficiary. The Spouse's consent to a waiver must be witnessed by a Plan representative or notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a qualified election. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or, in the event of a deemed qualified election, the designated Spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

9.5 If a Participant files no designation of beneficiary or revokes a designation previously filed without filing a new designation of beneficiary, or if all persons so designated as beneficiary shall predecease the Participant or die prior to complete distribution to them, the Trustee, pursuant to Employer instructions, shall distribute such death benefit or balance thereof to the following who shall be deemed beneficiaries: to such Participant's surviving Spouse, or if none, to such Participant's surviving issue per stirpes and not per capita, or if none, to the Participant's estate.

                                   SECTION 10

                    In The Event Of Termination Of Employment
                              Or Change In Status

10.0 Subject to the provisions of Section 7.6 "Late Retirement", there shall be no distributions made to a Participant except on account of termination of employment, death, disability as provided for in Section 8, or termination of the Plan.

10.1 If a Participant's employment is terminated otherwise than by death, retirement or disability and the Participant is not re-employed by the Employer at the end of a period of five (5) consecutive One Year Breaks in Service, distribution of such portion of the

         Participant's vested Account Balance attributable to Qualifying Employer Securities will begin not later than one year after the close of a period of five (5) consecutive One Year Breaks in Service unless the Participant otherwise elects under the provisions of this Plan. If the fair market value of a Participant's Account attributable to Qualifying Employer Securities is in excess of $500,000 (multiplied by the Adjustment Factor as prescribed by the Secretary of the Treasury) as of the date distribution is required to begin under this Section, distributions shall be made in substantially equal annual payments over a period not longer than five years plus an additional one year (up to an additional five years) for each $100,000 increment, or fraction of such increment, by which the value of the Participant's Account exceeds $500,000, unless the Participant otherwise elects under the provisions of the Plan. In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code. If the fair market value of a Participant's Account attributable to Qualifying Employer Securities is not in excess of $500,000 (multiplied by the Adjustment Factor as prescribed by the Secretary of the Treasury) as of the date distribution is required to begin under this Section, distributions shall be made in substantially equal annual installments over a period not longer than five years, unless the Participant otherwise elects under the provisions of the Plan.

         If the Participant separates from service for a reason other than those described above and is re-employed by the Employer prior to the end of a period of five (5) consecutive One Year Breaks in Service, distribution to the Participant, prior to any subsequent termination of service, shall be in accordance with terms of the Plan other than this Section.

         For purposes of this Section, Employer Securities shall not include any Employer Securities acquired with the proceeds of an Acquisition Loan until the close of the Plan Year in which such loan is repaid in full.

10.2 The non-forfeitable portion of the account balance of a Participant's Account shall be a percentage of such Account based upon the number of Years of Service that such Participant has credited from his date of employment according to the following schedule:

Years of Service         Percent Vested
----------------         --------------
Less than 3 year                0%
3 years                        20%
4 years                        40%
5 years                        60%
6 years                        80%
7 or more years               100%

10.3 Forfeitures. As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 10.4. The remaining Forfeitures, if any, shall be added to the Employer's contribution made pursuant to Section 5.1 and allocated among the Participants' Accounts in the same manner as the Employer's contribution for the current year. In the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 5.3) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 5.3(b). However, a Participant who performs less than a Year of Service during any Plan Year shall not share in Forfeitures for that year, unless required pursuant to Section 11.3.

10.4 Restoration of a Participant's Account Upon Reemployment If a former Participant is reemployed by the Company before incurring five (5) consecutive 1-year Breaks in Service, and such Participant had received a distribution of his entire interest in his Accounts pursuant to
         Section 10.1 prior to being reemployed, the full amount in such Participant's Company Contribution Account on the date of the prior distribution (including vested and nonvested portions) will be restored if:

         (a) The Participant repays to the Plan the full amount of the prior distribution, other than his voluntary contribution, before the Participant incurs five (5) consecutive 1-year Breaks in Service commencing after such withdrawal; and

         (b) The Participant was not fully vested in his Company Contribution Account at the time of the distribution.

10.5 An Employee, upon termination of employment with the Employer, whose vested portion of the Participant's Account does not exceed $3,500 in value, shall be paid such vested portion without regard to the Participant's election related to the timing of such payments. If an Employee, upon termination for any reason other than retirement, death, or total and permanent disability, does not consent to the payment of his vested portion of the Participant's Account, and if the then value of such Account exceeds $3,500, the Committee shall direct the Trustee to place the then value of such non-company stock accounts in one (1) or more investment accounts permitted under the Plan in trust for the named Employee. The Account(s) and all accumulated interest shall be paid to the Employee at the time he attains his Normal Retirement Age. In the event the Employee dies before reaching retirement age, the account balance shall be paid to any beneficiary the Employee has named in a written designation filed with the Committee or, in the absence of such designation, to the Employee's estate subject to the terms of Section 9 of the Plan. The Trustee shall have no other responsibilities with respect to such accounts except that, if the balance of any such account shall approach the amount of federal insurance, the Trustee shall split the account into two (2) or more accounts.

10.6 It shall be the responsibility of the terminating Participant to keep the Committee informed as to his address, and the Trustee and the Committee shall not be required to do anything further than send all papers, notices, payments, or the like to the last address given them by such Participant unless they can be shown to have acted in bad faith, having had knowledge of the Participant's actual whereabouts.

10.7 Except as limited by Sections 7, 8, 9 and 10, whenever the Trustee is to make a distribution or to commence a series of payments on or before an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Anniversary Date. Except, however, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

         (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Date specified herein,

         (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

         (3) the date the Participant terminates his service with the Employer.

10.8 Notwithstanding any provisions of the Plan, in no event shall a distribution schedule or form of distribution exceed the period permitted under Section 401(a)(9) of the Code or Treasury Regulations
         Section 1.401(a)(9)-l or Section 1.401(a)(9)-2.

10.9 Distribution Rollovers to Other Qualified Plans. This Section applies to distributions made on or after January 1,1 993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (a) Definitions

         (1) Eligible rollover distributions: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the protection of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or forme employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (4) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                                   SECTION 11

                         Top-Heavy Definitions and Rules

11.1 Effective Date of Top-Heavy Provisions. If the Plan is or becomes Top-Heavy beginning as of the last day of the first Plan Year or, of the day next preceding the beginning of any later Plan Year (the "determination date"), the provisions of Sections 11 will supersede any conflicting provision in the Plan.

11.2 Top-Heavy Vesting Schedule. If the Plan is determined to be Top-Heavy for any Plan Year, a Participant's vested percentage interest in his Company Contribution Account shall be determined in accordance with the Top-Heavy Vesting Schedule set forth in 11.2(d) of this Plan, subject to the following additional requirements:

         (a) Years, of Service for purposes of vesting under a Top-Heavy Vesting Schedule shall include Years of Service when the Plan was not Top-Heavy;

         (b) If any Participant in the Plan is not credited with an Hour of Service after the Plan becomes Top-Heavy, that Participant shall not be subject to the Top-Heavy Vesting Schedule, but shall remain subject to the vesting schedule set forth in
                  Section 10.2 and the rules in effect prior to the date the Plan becomes Top-Heavy; and

         (c) If the Plan ceases to be Top-Heavy, an Employee's vested percentage interest in the contributions allocated "to his Company Contribution Account for Plan Years after the Plan Year in which the Plan ceases to be Top-Heavy shall be determined in accordance with the vesting schedule set forth in Section 10.2 of the Plan, unless otherwise set forth in
                  11.2 of this Plan.

         (d) If the Plan is a Top-Heavy Plan in a Plan Year, a Participant who is credited with an Hour of Service in such Plan Year shall have the non-forfeitable interest in his Accrued Benefit for such Plan Year determined in accordance with the following schedule:

                            Non-forfeitable
                                (Vested)
Years of Service               Percentage
----------------            ---------------
Less than 2 years                 0%
2 years                          20%
3 years                          40%
4 years                          60%
5 years                          80%
6 or more years                 100%

         (e) Notwithstanding any provision to the contrary, the vested benefit derived from Employer contributions of a Participant may not be reduced below what it was before the Plan ceased to be Top-Heavy and the vesting schedule was changed. In addition, each Participant with three (3) or more Years of Service shall be given the option of remaining under the Top-Heavy Vesting Schedule within the same period as set forth in Section 16.3.

11.3 Minimum Contributions. If this Plan is Top-Heavy during any Plan Year, the Employer must make a minimum Contribution consisting of Employer contributions and forfeitures on behalf of each Plan Participant who is a Non-Key Employee equal to an amount which is not less than three (3%) percent of such Participant's Compensation. A Minimum Contribution shall be made on behalf of such Participant even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year due to (i) the Participant's failure to complete 1000 Hours of Service, or (ii) the Participant's failure to make mandatory contributions to the Plan, if required; or (iii) the Participant's Compensation is less than a stated amount.

         Notwithstanding the preceding paragraph, if the Employer's Minimum Contribution on behalf of each Plan Participant who is a Key Employee equals an amount which is less than three percent (3%) of such Participant's Compensation, then the Minimum Contribution required to be made for each Non-Key Employee is limited to not more than the highest contribution rate under the Plan for each Key Employee. Therefore, if no Employer Contribution is made on behalf of a Key Employee, then no Minimum Contribution is required to be made on behalf of each

         Non-Key Employee. However, if the Plan is included in a Required Aggregation Group and it enables a defined benefit plan of the Employer to meet the requirements of Sections 401(a)(4) (Non-discrimination requirement) or 410 (Minimum Participation Standards) of the Code, then the Minimum Contribution for Non-Key Employees cannot be less than three percent (3%), regardless of the contribution rate for Key Employees. For purposes of this subparagraph, all defined contribution plans included in a Required Aggregation Group shall be treated as one Plan.

         A Minimum Contribution shall not be made on behalf of any Participant who is not employed by the Employer on the last day of the Plan Year. For purposes of computing the Minimum Contribution for any Plan Participant, amounts paid by the Employer to Social Security shall be disregarded. Also, for all Plan years, except those beginning before January 1, 1985, any Employer contribution attributable to a salary reduction or similar plan shall not be taken into account.

11.4 Minimum Contributions or Minimum Benefits in Two or More Plans. If the Employer maintains more than one qualified plan and more than one such plan is determined to be Top-Heavy, a Minimum Contribution or a Minimum Benefit, as described in the following paragraph, shall be provided in one of such Plans. If the Employer has both a Top-Heavy defined benefit pension plan and a Top-Heavy defined contribution plan and a Minimum Contribution is to be provided only in the defined contribution plan, then this Minimum Contribution shall not be less than five percent (5%) of a Participant's Compensation. Notwithstanding that set forth in
         Section 3.1, if the Minimum Contribution is to be provided in this Plan, then the Employer must provide such Minimum Contribution even if the Employer has no current or accumulated profits for the Plan Year.

         If a defined benefit plan of the Employer is Top-Heavy during any Plan Year, each Plan Participant who is a Non-Key Employee and who has completed 1000 Hours of Service in the Plan Year must accrue a Minimum Benefit derived from Employer contributions which, at any time, when expressed as an Annual Retirement Benefit equals or exceeds the product of such Non-Key Employee's average annual Compensation for his Testing Period under such defined benefit plan and the applicable percentage, which is the lesser of two percent (2%) multiplied by the number of Years of Service with the Employer or twenty percent (20%). In addition, the following rules shall also apply:

         (a) Such Non-Key Employee must accrue a Minimum Benefit even if such Employee is not employed by the Employer on the last day of the Plan Year, or if, under other Plan provisions, the Participant would not otherwise be entitled to receive an accrual or would have received a lesser accrual for the Plan Year due to (i) the Participant's failure to make mandatory contributions to the Plan, if required, or (ii) the Participant's Compensation is less than a stated amount; or
                  (iii) the Plan is integrated with Social Security.

         (b) A Year of Service shall not be taken into account in determining the Minimum Benefit if such Year of Service either ends in a Plan Year beginning before January 1, 1984 or if the Plan was not Top-Heavy for any Plan Year ending during such Year of Service.

         (c) Compensation of the Employee in years ending in a Plan Year beginning before January 1, 1984 or beginning after the close of the last Plan Year in which the Plan is Top-Heavy shall be disregarded.

         (d) For purposes of computing the Minimum Benefit for any Non-Key Employee, Employer contributions to Social Security or attributable to a salary reduction or similar plan shall not be taken into account. Notwithstanding the preceding sentence, any Employer contribution attributable to a salary reduction or similar plan shall be taken into account for computing the Minimum Benefit for any Non-Key Employee for Plan Years beginning before January 1, 1985.

         (e) If the Non-Key Employee receives a benefit in a form other than a single life annuity or a benefit other than at Normal Retirement Age, the Minimum Benefit must be an amount that is the actuarial equivalent of the minimum single life annuity benefit commencing at Normal Retirement Age under such defined benefit plan.

         (f) All accruals derived from Employer contributions, whether or not attributable to years during which the Plan was Top-Heavy, may be used in determining whether the Minimum Benefit accrual requirements described in this paragraph are satisfied.

11.5 Aggregate Limit on Contributions and Benefits for Key Employees. If any Participant is a Key Employee and is, or was, covered under both a defined benefit plan and a defined contribution plan which are both included in a Top-Heavy Group of the Employer, then for any Plan Year in which the Plans are Top-Heavy, the number "1.0" shall be substituted for "1.25" in each place where it appears in Section 5.3(b), unless the Additional Minimum Contribution is being made pursuant to Section 11.3.

         Notwithstanding the above paragraph, if the Plan is Top-Heavy, but is not Super Top-Heavy, Section 5.3(b) without modification, shall continue to govern the overall limitations on contributions and benefits for Key Employees if an Additional Minimum Benefit or a Minimum Contribution equal to seven and one-half percent (7-1/2%) shall be received by each Participant who is a Non-Key Employee in any one qualified plan maintained by the Employer. However, for any Plan Year in which this Plan is a Super Top-Heavy Plan, 1.0 shall be substituted for 1.25 in any event, where it appears in Section 5.3(b)

11.6 Miscellaneous Compensation Provisions. For any Plan Year in which a Plan is Top-Heavy, the annual Compensation of each Participant which may be taken into account for the purpose of determining Employer contributions or benefits under the Plan, including the computation of the contribution rate for Key Employees in Section 11.3, shall not exceed $200,000 for Plan Years ending on or after January 1, 1988. Notwithstanding this limitation, benefits attributable to annual Compensation while the Plan was not Top-Heavy shall not be reduced.

11.6.1 Accrued benefits of former Employees with no service for five years are excluded for top-heavy testing.

11.7     Top-Heavy Definitions

11.7.1   "Additional Minimum Benefit" means the Minimum Benefit described in
         Section 11.4; however, in determining the applicable percentage in
         Section 11.4, "three percent (3%)" shall be substituted for "two percent (2%)" and "twenty percent (20%)" shall be increased by 1 percentage point for each year for which the Plan is Top-Heavy, up to a maximum of thirty (30%) percent.

11.7.2 "Additional Minimum Contribution" means the Minimum Contribution described in Section 11.3; however, in determining the Minimum Contribution "four percent (4%)" shall be substituted for "three percent (3%)" wherever it appears throughout Section 11.3.

11.7.3   "Aggregation Group" shall mean one of the following:

         (a)      Required Aggregation Group:

                  "Required Aggregation Group" means each Plan of the Employer, including terminated plans, in which a Key Employee is a Participant and each other Plan of the Employer which enables any Plan in which a Key Employee is a Participant to meet the requirements of Sections 410 (Minimum Participation Standards) or 401(a)(4) (Non-discrimination requirement) of the Code. Collectively - bargained plans that include a Key Employee of an Employer shall be included in the Required Aggregation Group of the Employer; or

         (b)      Permissive Aggregation Group:

                  "Permissive Aggregation Group" means each Plan in the Required Aggregation Group and any Plan the Employer elects to place into the Aggregation Group, if this expanded group continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code.

11.7.4 "Annual Retirement Benefit" means a benefit payable annually in the form of a single, life annuity with no ancillary benefits and beginning at the Normal Retirement Age under the Plan.

11.7.5 "Compensation" under Section 11 shall mean all W-2 earnings of the Employee from the Employer for the calendar year that ends with or within the Plan Year.

11.7.6 "Determination Date" for any Plan Year shall mean either (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of any Plan, the last day of such Plan Year.

11.7.7 "Key Employee" shall mean any Employee, former Employee, or the Beneficiary of such Employee, who at any time during the current Plan Year or during any of the four preceding Plan Years, is described in one or more of the following three categories:

         (a) An Officer of the Employer who receives from such Employer an annual Compensation which exceeds one hundred and fifty percent (50%) of Ninety Thousand Dollars ($90,000.00), or the maximum dollar limitation under Section 415(b)(1)(A) of the Code, as in effect for the calendar year in which the Determination Date falls. The maximum number of

                  Employees required to be treated as Key Employees for the Plan Year by reason of being officers is the greater of three Employees or ten percent (10%) of the number of Employees of the Employer, but such number shall not exceed 50 Employees. If the number of Employees who are Officers of the Employer exceed the maximum number required to be counted as Key Employees, the Officers to be considered as Key Employees are those with the highest annual Compensation from the Employer.

         (b) One of the Employees owning or considered as owning within the meaning of Section 318 of the Internal Revenue Code, as modified by Section 416(i)(1)(B)(iii) of the Code, the largest interests in the Employer, unless such Employee receives Compensation from the Employer which is less than $30,000 per year, or the maximum dollar limitation under Section 415(c)(1)(A) of the Code, as in effect for the calendar year in which the Determination Date falls. An Employee who has some ownership interest in the Employer is considered to be one of the top ten owners unless at least ten (10) other Employees own a greater interest than such Employee. If more than one Employee has the same interest in the Employer, the Employee having the greater annual Compensation from the Employer shall be treated as having a larger interest in the Employer.

         (c) A Percentage Owner of the Employer. A "percentage owner" means any person who owns, or is considered as owning within the meaning of Section 318, as modified by Section
                  416(i)(1)(B)(iii) of the Internal Revenue Code, either

                  (1) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer; or

                  (2) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer, if such person has an annual compensation from the Employer of more than $150,000.

         If a person is considered during a Plan Year to be a Key Employee under two or more categories, due to his status other than as a Beneficiary, the present value of his accrued benefit or the sum of his account balance is counted only once during the Plan Year in testing whether the Plan is Top-Heavy. If a person is considered during the Plan Year to be a Key Employee because the person is both a Beneficiary and owner of Employer, then the present value of the person's inherited account balance and the present value of the person's accrued benefit or the sum of his account balance as an Employee or owner will be counted as the total accrued benefit or account balance of the individual as a Key Employee in determining whether the Plan is Top-Heavy. The determination of an individual's status as a Key Employee is based on the Plan Year containing the Determination Date.

11.7.8   "Minimum Benefit" means the benefit described in Section 11.4.

11.7.9   "Minimum Contribution" means the contribution described in Section
         11.3.

11.7.10 "Non-Key Employee" shall mean an Employee who is not a Key Employee or is the Beneficiary of such Employee.

11.7.11 "Rollover Contributions and Similar Transfers" shall mean the following:

         (a)      Related rollover contributions or similar transfers are those

                  (i)      not initiated by the Employee;

                  (ii)     made on or before
                           December 31, 1983; or

                  (iii) made to a plan maintained by the same Employer, such as in a merger or consolidation of two or more plans or the division of a single plan into two or more plans.

         (b) Unrelated rollover contributions or similar transfers are those which are both

                  (i)      initiated by the Employee; and

                  (ii)     made after December 31, 1983; and

                  (iii) made from a plan maintained by one employer to a plan maintained by another employer.

11.7.12 "Super Top-Heavy" shall mean a Plan which would be Top-Heavy if "ninety percent (90%)" were substituted for "sixty percent (60%)" in each place it appears in Section 11.7.16.

11.7.13 "Top-Heavy" means a qualified Plan which is a Top-Heavy Plan pursuant to the provisions of Section 11.7.16.

11.7.14 "Top-Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of the present value of the accumulated accrued benefits for Participants who are Key Employees under all defined benefit plans included in such Aggregation Group and the sum of the account balances for Participants who are Key Employees under all defined contribution plans included in such Aggregation Group exceeds sixty percent (60%) of a similar sum determined for all Employees, including their Beneficiaries, who are participating under all Plans included in the Aggregation Group.

11.7.15 "Top-Heavy Vesting Schedule" shall mean the vesting schedule set forth in Section 11.2(d).

11.7.16 "Top-Heavy Plan" means a Plan for a Plan Year in which, as of the Determination Date:

         (a) The sum of the account balances of Participants in the Plan who are Key Employees for the Plan Year exceeds sixty percent (60%) of the sum of the account balances under the Plan for all Employees, including their Beneficiaries participating under the Plan, and this Plan is not part of any Aggregation Group; or

         (b) The Plan is part of a Top-Heavy Group and is included in the Required Aggregation Group. Notwithstanding the preceding sentence, collectively-bargained plans are not subject to the rules of Section 11. Years ending on or before December 31, 1983 shall not be taken into account under the Plan for purposes of computing the Top-Heavy status of the Plan or group of Plans, except to the extent provided in regulations.

         Determination of Top-Heavy Status

11.7.17 In making the determination of the Top-Heavy status of a Plan or group of Plans, the accrued benefits or account balances derived from Employer and Employee contributions are taken into account, but accumulated deductible Employee contributions are disregarded. Also, the determination of the present value of the accumulated accrued benefits and the account balances of a Key Employee or Non-Key Employee participating in the plans includes such amounts distributed to the Employee or to the Beneficiary of such Employee during the Plan Year that includes the Determination Date and the preceding four Plan Years, even if such distribution occurred before the effective date of Section 416 of the Code. The preceding amount also includes distributions under a plan which has been terminated which, if it had not been terminated, would have been included in a Required Aggregation Group. An unrelated rollover contribution or similar transfer accepted by the Plan after December 31, 1983 shall not be taken into account under the Plan for purposes of computing the Top-Heavy status of the Plan or group of Plans, except to the extent provided in regulations.

         If any individual ceases to be a Key Employee with respect to any Plan for any Plan Year, but such individual was a Key Employee with respect to such Plan for any prior Plan Year, any accrued benefit or account balance of such Employee shall not be taken into account in determining whether the Plan or group of Plans is Top-Heavy for any Plan Year following the last Plan Year in which such Employee was treated as a Key Employee. For Plan Years beginning after December 31, 1984, if any individual has not performed any service during the Plan Year that includes the Determination Date and the preceding four Plan Years for the Employer, other than benefits received under this Plan, then any accrued benefit or account balance of such individual shall not be taken into account in determining whether the Plan or group of Plans is Top-Heavy for the Plan Year.

         When aggregating two or more Plans in accordance with Section 416(g)(2) of the Code, or as it may be amended, the present value of the accrued benefits or account balances will be determined separately for each plan as of such Plan's Determination Date. These Plans will then be aggregated by adding together the results for each Plan as of the Determination Dates that fall within the same calendar year.

         The present value of the account balance of any Plan Participant as of the Determination Date is the sum of (a) the Participant's account balance as of the most recent valuation date occurring within a 12-month period ending on the Determination Date, and (b) an adjustment for the amount of any Employer contribution actually made on behalf of the Participant after the valuation date, but on or before the Determination Date. Notwithstanding the above, in the first Plan Year, the adjustment set forth in paragraph (b) shall include the amount of any Employer contribution made after the Determination Date if such contributions are allocated to a Participant's Employer contribution account during the first Plan Year.

         Accrued benefits for top-heavy testing for Non-Key Employees are treated as accruing at the slowest rate applicable to any plan maintained by the Company.

                                   SECTION 12

                           Administration Of The Plan

         Administrative Committee

12.1 The Plan shall be administered by the Committee which shall be responsible for carrying out the provisions of the Plan. The Committee shall consist of at least two (2) members who shall be appointed from time to time by the Board of Directors. Vacancies therein shall be filled in the same manner as appointment.

         Each person appointed a member of the Committee shall signify his acceptance by filing a written acceptance with the Board of Directors. Any member of the Committee may be removed by his own accord by delivering his written resignation to the Board of Directors and to the Secretary of the Committee.

12.2 The members of the Committee shall elect from their number a Chairman and shall appoint a Secretary, who need not be a member of the Committee. They may appoint from the number such subcommittees with such power as they shall determine, may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment in their behalf, and may employ such clerks, counsel, accounts and actuaries as may be required in carrying out the provisions of the Plan.

12.3 The Committee shall hold meetings upon such notice, at such time, and at such place as it may determine.

12.4 A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting, but not less than two, or in writing by all the members at the time in office, if they act without a meeting.

12.5 No member of the Committee, who is also an Employee, shall receive any compensation for his service as such, but the Employer may reimburse any member for reasonable and necessary expenses incurred.

12.6 The Committee shall from time to time establish rules for the administration of the Plan and the transaction of its business. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any matters arising thereunder in connection with the administration of the Plan. It shall endeavor to act by general rules so as not to discriminate in favor of any person. Its decision and the records of the Committee shall be conclusive and binding upon the Employer, Participants, and all other persons having any interest under the Plan.

12.7 The Committee shall maintain accounts showing the fiscal transactions of the Plan, and in connection therewith shall require the Trustees to submit any necessary reports, and shall keep in convenient form such data as may be necessary for the determination of the assets and liabilities of the Plan. The Committee shall prepare, annually, a report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for the past year. Such report shall be submitted to the Board of Directors and shall be filed in the Office of the Secretary of the Committee where it shall be open to inspection by any Participant of the Plan.

12.8 The members of the Committee and the officers and directors of the Employer shall be entitled to rely upon all certificates and reports made by any duly appointed legal counsel. The members of the Committee and the officers and directors of the Employer shall be fully protected against any action taken in good faith in reliance upon any such certificates, reports or opinions. All actions so taken shall be conclusive upon each of them and upon all persons having any interest under the Plan. Each member of the Committee shall be indemnified by the Company against any and all claims, loss, damages, expense and liability to which he may be a party by reason of his membership in the Committee, except in relation to matters as to which he shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty as such member. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law.

12.9 Claims for benefits under the Plan shall be filed, on the forms supplied by the Committee. Written notice of the disposition of a claim shall be furnished the claimant within thirty (30) days after the application therefor is filed. In the event the claim is denied, the reasons for the denial shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided.

12.10 Any Employee, former Employee, or beneficiary of either, who has been denied a benefit, or feels aggrieved by any other action of the Employer, Committee or the Trustee, shall be entitled, upon request to the Committee and if he has not already done so, to receive a written notice of such action, together with a full and clear statement of the reasons for the action. If the claimant wishes further consideration of his position, he may obtain a form from the Committee on which to request a hearing. Such form, together with a written statement of the claimant's position, shall be filed with the Committee no later than ninety (90) days after receipt of the written notification provided for in Section 12.9 above or in Section 12.10. The Committee shall schedule an opportunity for a full and fair hearing of the issue within the next thirty (30) days. The decision following such hearing shall be made within thirty (30) days and shall be communicated in writing to the claimant.

                                   SECTION 13

                    Management and Investment Of Trust Assets

13.1 All assets for providing the benefits of the Plan shall be held as a trust for the exclusive benefit of Participants and beneficiaries under the Plan, and no part of the corpus or income shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and beneficiaries under the Plan. No Participant or beneficiary under the Plan, nor any other person, shall have any interest in or right to any part of the earnings of the Trust, or any rights in, to or under the Trust or any part of its assets, except to the extent expressly provided in the Plan. Notwithstanding anything to the contrary in the Plan, the Board of Directors may establish more than one trust to hold Plan assets.

13.2 All contributions to the Plan by either the Participants or the Employer shall be committed in trust to the Trustees. The Trustees shall be appointed from time to time by the Board of Directors by appropriate instrument, with such powers in the Trustees as to investment, reinvestment, control and disbursement of the funds as the Board of Directors shall approve and as shall be in accordance with the Plan. The Board of Directors may remove any Trustee at any time, upon reasonable notice, and upon such removal or upon the resignation of any Trustee, the Board of Directors shall designate a successor Trustee.

13.3 Trust Assets under the Plan will be invested primarily in Qualifying Employer Securities, as provided in the Trust Agreement. Trust Assets may be used to purchase shares of Qualified Employer Securities from Company shareholders or from the Company. The Trustee may also invest Trust Assets in savings accounts, certificates of deposit, high-grade short-term securities, equity stocks, bonds, or other investments, or Trust Assets may be held in cash. All investments of Trust Assets shall be made by the Trustee only upon the direction of the Committee, and all purchases of Qualified Employer Securities by the Trustee shall be made at prices which do not exceed the fair market value of such shares, as determined in good faith by the Committee. The Committee may direct the Trustee to invest and hold up to 100% of the Trust Assets in Qualified Employer Securities.

13.4 The Committee may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Qualified Employer Securities (Financed Shares) for the Trust or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Qualified Employer Securities shall constitute an Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other collateral permitted under the Treasury Regulations promulgated under Section 4975 of the Internal Revenue Code of 1986, as amended, including contributions that are made under the ESOP to meet its obligations under the Acquisition Loan. No other Trust Asset may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other such Trust Assets. Any pledge of Financed Shares must provide for the release of shares so pledged on a pro-rata basis as principal and interest on the Acquisition Loan are repaid by the Trustee and such Financed Shares are allocated to Participants' Company Stock Accounts (as provided in Section 6). Repayments of principal and interest on any Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from Employer contributions paid in cash to enable the Trustee to repay such Loan, forfeitures from Participant accounts, from earnings attributable to such Employer Contributions and from cash dividends received by the Trust.

         Should the Employer Contributions, earnings attributable to such Employer Contributions and cash dividends received by the Trust on Financed Shares be insufficient to meet the obligations created by the Acquisition Loan, then the Trustee shall so advise the Committee. The Committee may recommend certain actions including but not limited to, refinancing the original loan, amendment of the original loan agreement, or the entering into of an additional Acquisition Loan to repay a prior Acquisition Loan.

13.5 The Committee shall determine the manner in which the funds of the Plan shall be disbursed in accordance with the Plan and provisions of the trust instrument, including the form of voucher or warrant to be used in making disbursements and the qualifications of persons authorized to approve and sign the same and any other matters incident to the disbursements of such funds.

         Voting of Company Stock

13.6 Pursuant to Section 409(e) of the Code, all "Registration-Type" Company Stock allocated to a Participant Account shall be voted by the Trustee in accordance with the instructions of the Participant.

         If the Company Stock is not a registration-type class of securities pursuant to Section 409(e) of the Code, then Participants are entitled to direct the Trustee concerning voting allocated stock with respect to any corporate matter which involves the approval or disapproval of any corporate merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets or similar transaction. The Committee shall direct the voting of such stock in all other matters.

         Company Stock which has not yet been allocated shall be voted by the Trustee as directed by the Committee.

13.7     Dividends

         Dividends paid with respect to Qualifying Employer Securities held by the Trust shall be applied as follows:

         1. The dividends paid with respect to shares allocated to the accounts of Participants at the direction of the Plan Committee shall be either (a) paid in cash directly to such Participants or their Beneficiaries, or (b) if paid into the Plan, distributed in cash to Participants or their Beneficiaries not later than 90 days after the close of the Plan Year in which paid, or (c) if permitted by Section 404(k), paid into the Plan and used to repay the Acquisition Loan, with shares released thereby allocated to such Participants in an amount proportional to such dividends for the year for which such dividends would have been allocated to such Participants.

         2. The dividends paid with respect to unallocated shares will be used to repay the Acquisition Loan.

                  To the extent so applied in either (1) or (2) above, the dividends so paid shall be deductible to the Employer (as permitted under Section 404(k) of the Code) in the taxable year of the Employer in which the dividend is paid or distributed to Participants, or applied to repay the Acquisition Loan.

                                   SECTION 14

                           Obligations Of The Employer

14.1 The Employer shall have no liability in respect to payments of benefits or otherwise under the Plan, and the Employer shall have no liability in respect to the administration of the Trust or of the funds, securities or other assets paid over to the Trustees, and each Participant, each contingent Participant, and each beneficiary shall look solely to such Trust Fund for any payments or benefits under the Plan.

                                   SECTION 15

                                 Miscellaneous

15.1 No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering, or charging the same shall be void and of no effect; nor shall any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit, except as specifically provided in the Plan.

15.2 Non-alienation: No benefits under this Plan shall be in any manner anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such benefits in any manner be liable for or subject to the debts, contracts, liabilities or engagements of the person entitled to such benefits as herein provided for him. The preceding sentence shall also apply to the creation, assignment or recognition of right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, or any Domestic Relations Order entered before January 1, 1985.

15.3 The establishment of the Plan shall not be construed as conferring any rights upon any Employee or any person for a continuation of employment, and shall not be construed as limiting in any way the right of the Employer to discharge any Employee or to treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan.

15.4 If any person entitled to receive any benefits from the Trust Fund is, in the judgment of the Committee, legally, physically, or mentally incapable of personally receiving and receipting for any distribution, the Committee may instruct the Trustees to make distribution to such other person, persons or institutions as, in the judgment of the Committee are then maintaining or have custody of such distributee.

15.5 The determination of the Committee as to the identity of the proper payee of any benefit under the Plan and the amount of such benefit properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such benefit.

15.6 In the event an amount is payable from the Trust Fund to a beneficiary or the executor or administrator of any deceased Participant and if, after written notice from the Trustees mailed to such person's last known address as certified to the Trustees by the Committee, such person or such executor or administrator shall not have presented himself to the Trustees within six (6) years after the mailing of such notice, the Trustees shall notify the Committee and the Committee shall instruct the Trustees to distribute such amount due to such beneficiary or such executor or administrator among one or more of the Spouse and blood relatives of such deceased person, designated by the Committee.

15.7 In the case of any merger, consolidation with or transfer of assets or liabilities to any other Plan, each Participant in the Plan shall, (if the Plan is terminated) receive a benefit under this Plan immediately after the merger, consolidation or transfer, which is equal to or greater than the benefit under this Plan he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had been terminated.

                                   SECTION 16

                                   Amendments

16.1 The Company reserves the right at any time, and from time to time, by action of the Board of Directors, to modify or amend in whole or in part any or all of the provisions of the Plan. This right of the Company is subject to the conditions:

         (a) that no modification or amendment may be made which will adversely affect the existing account balances of any Participant or beneficiary; and

         (b) that no part of the assets of the Plan shall, by reason of any modification or amendment, be used for or diverted to, purposes other than for the exclusive benefit of Participants and beneficiaries under the Plan.

16.2 If the Company amends this Plan to no longer primarily invest in Employer Securities, thus ceasing to be an ESOP, Section 17.2 will apply.

16.3 In the event that the vesting schedule of this Plan is amended, any Participant who has completed at least three (3) Years of Service may elect to have his vested interest determined without regard to such amendment by notifying the Plan Administrator in writing during the election period as hereinafter defined. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following dates:

         (a) The date which is sixty (60) days after the day the amendment is adopted;

         (b) The date which is sixty (60) days after the day the amendment becomes effective; or

         (c) The date which is sixty (60) days after the day the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

         Such election shall be available only to an individual who is a Participant at the time such election is made and such election shall be irrevocable.

                                   SECTION 17

                          Suspension And Discontinuance

17.1     The Company intends this Plan to be permanent and to qualify under
         Section 401 of the Code, as that Statute may from time to time be amended or supplemented. However, the Plan may be discontinued by the Board of Directors, but only upon condition that such action is taken under the Trust Agreement established under the Plan and as such shall render it impossible for any part of the corpus of the Trust or income thereon to be at any time used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries. Upon termination, partial termination, or upon complete discontinuance of contributions all affected Participants' Accounts shall be considered as fully vested and non-forfeitable and all unallocated assets of the Trust, including but not limited to Employer contributions and unallocated Trust assets and earnings thereon, shall be allocated to the accounts of all Participants as of the next Valuation Date (or if the Plan is being terminated immediately, then on the date of such Plan termination as if it were the next Valuation Date) in accordance with the provisions of the Plan hereof; and shall be applied for the benefit of each such Participant either by a lump-sum distribution, or by the continuance of the Trust and the payments of benefits thereunder in the manner provided in the Plan. In the event of distribution, said distribution shall be subject to the provisions of section 10.9 of this plan, as applicable. After initial qualification by the Internal Revenue Service, there will be no reversion of assets to the Employer under any circumstances. All Participants shall be treated in a manner consistent with the terms of this Plan and provisions of the Code and applicable regulations, all as may be amended from time to time.

17.2 If this Plan ceases to be an ESOP, the proceeds of an Acquisition Loan will be used within a reasonable time after receipt by the Plan either to acquire Qualifying Employer Securities or to repay the loan or a prior Acquisition Loan. Even if it ceases as an ESOP, any Qualifying Employer Security acquired with the proceeds of an Acquisition Loan will be subject to a put option if it is not publicly traded when distributed, or if subject to a trading limitation when distributed. The put option must be exercisable at least during a 15-month period which begins on the date the security subject to the put option is distributed by the Plan. The price at which the put option will be exercisable will be the value of the security as of the date of exercise or as of the most recent Valuation Date. If the transaction takes place between the Plan and a disqualified person, value will be determined as of the date of the transaction.

                                   SECTION 18

                          Inclusion Of Other Companies

18.1 Any company which is or becomes a subsidiary, affiliated or associated company of the Company, may, with the approval of the Board of Directors of the Company, adopt this Plan with respect to its Employees.

18.2 With respect to the Employees of any such subsidiary, affiliated or associated companies which may become included in the Plan, the Board of Directors shall determine the extent, if any, to which the period of prior employment therewith or with any predecessors thereof shall be recognized as service for the purposes of this Plan.

                  The foregoing executed as of the 15th day of October, 1993 constitutes the Perpetual Bank, a Federal Savings Bank Employee Stock Ownership Plan.

                                         By: /s/ Robert W. Orr
                                             ----------------------------------
                                             Robert W. Orr, President and
                                               Managing Officer
                                             Perpetual Bank, a Federal
                                               Savings Bank

ATTEST:

/s/ Sylvia B. Reed
-------------------------
Sylvia B. Reed, Secretary

[SEAL]

                    EXCERPTS FROM BOARD OF DIRECTORS MEETING

                                October 15, 1993

         "Motion was made, seconded, and unanimously passed that the following resolution be adopted:

         The Board of Directors of Perpetual Bank, A Federal Savings Bank (the "Company"), on October 15, 1993, adopted the Employee Stock Ownership Plan ("Plan"), copy of which is available upon request. The Company intends this Plan and the Trust to be a qualified stock bonus plan under Section 401(a) of the Code and an employee stock ownership plan within the meaning of Section 407(d)(6) of ERISA and Section 4975(e)(7) of the Code. The Plan is intended to have its assets invested primarily in qualifying employer securities of one or more employers within the meaning of Section 407(d)(3) of ERISA, and to satisfy any requirement under ERISA or the Code applicable to such a plan. Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminating manner.

         IN WITNESS WHEREOF, the Company has caused this Plan to be adopted and has accepted the duties and responsibilities of Plan Administrator pursuant to the Employee Retirement of Income Security Act of 1974, as amended ("ERISA") this 15th. day of October, 1993.

                                         PERPETUAL BANK, A FEDERAL SAVINGS BANK

                                         BY: /s/Robert W. Orr
                                             ----------------------------------
                                             Robert W. Orr, President and
                                             Managing Officer

                                         ATTEST:

                                         BY: /s/ Sylvia B. Reed
                                             ----------------------------------
                                             Sylvia B. Reed, Secretary

                     *************************************

         I, Sylvia B. Reed, Secretary of Perpetual Bank, A Federal Savings Bank, do hereby certify the above to be a true and correct copy of excerpts taken from the minutes of the Board of Directors Meeting held on Friday, October 15, 1993.

March 22, 1994                           /s/Sylvia B. Reed
                                         ----------------------------------
                                         Sylvia B. Reed, Secretary